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                              CONSULTING AGREEMENT

         AGREEMENT made and entered into as of this lst day of August, 1996, by and among CENTRAL SPRINKLER CORPORATION, ("Central"), CENTRAL SPRINKLER COMPANY ("CSC") and CHURCHILL INVESTMENT PARTNERS, INC. (the "Advisor"). Central and CSC are referred to herein collectively as the "Companies" and individually as a "Company."

                                    RECITALS

         1. The Advisor has certain knowledge and experience in corporate management and financial matters, long range strategic planning, access to public markets and relations with institutional investors.

         2. The Companies desire to avail themselves of the Advisor's expertise, and are willing to do so on the terms and conditions set forth herein.

         3. The Advisor is willing to render services to the Companies, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         (a) Retention of Advisor.

         (i) Subject to the terms and conditions of this Agreement, the Companies hereby retain the Advisor, and the Advisor hereby agrees to render services to the Companies, as a consultant in respect of the business of the Companies.

         (ii) The Advisor shall at all times be and conduct itself as an independent contractor in respect of the Companies, and shall not, under any circumstances, create or purport to create any obligation on behalf of the Companies.

         (b) Duties of Advisor. The Advisor shall provide corporate advisory, financial and other consulting services consistent with the Advisor's expertise as mentioned above with respect to the affairs and activities of the Companies in the ordinary course of their businesses, at such times and from time to time as reasonably requested by the Companies. In performing such services for the Companies, the Advisor shall, among other things, be provided with information concerning the business strategy of the Companies, and shall have the full cooperation of management to review and make recommendations concerning all


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material business transactions of whatever type effected or proposed to be effected by the Companies, and to review and make recommendations concerning all matters relating to the manner, method and timing of corporate financing transactions. This Agreement shall not preclude the payment of additional compensation to the Advisor for services performed by the Advisor that are beyond the scope of the Advisor's duties hereunder, such as services as a broker or finder, provided that the parties agree in writing that the Advisor is entitled to any such additional compensation.

         (c) Other Agreement. It is understood that the Advisor may from time to time act as consultant to or enter into similar agreements with other companies that may compete with the Companies, without the necessity of obtaining approval from the Companies. However, the Advisor will not use or disclose any confidential information regarding the Companies for the benefit of any corporation, partnership or other entity or person that competes with the Companies.

         (d) Fees. As consideration for the Advisor's services hereunder, Central shall pay the Advisor fees of $100,000 per annum. The fees shall be payable in advance in equal quarterly installments, commencing on August 1, 1996 and continuing on the first day of each quarter thereafter.

         (e) Expenses. All reasonable out-of-pocket expenses and other disbursements incurred by the Advisor in connection with the Advisor's services hereunder shall be borne by the Companies and/or reimbursed to the Advisor.

         (f) Duration. This Agreement shall become effective as of the date hereof and shall continue in effect until October 31, 1997, but this Agreement shall thereafter automatically renew for successive one-year terms unless notice of termination is given by either party to the other at least 90 days prior to the close of the then-current one-year period. Notwithstanding the foregoing, if Winston J. Churchill ceases to be a partner of the Advisor, the Companies may terminate this Agreement upon 30 days' prior notice to the Advisor and have no further liability to the Advisor except for unpaid fees and expenses accrued through the date of such termination.

         (g) Notices. All notices relating to this Agreement shall be in writing and shall be deemed to have been given when personally delivered or at the time when mailed in any general or branch United States Post Office or sent by Federal Express or a similar overnight courier service, addressed to the other party at its address stated below, or to such changed address as the other party may have been given by notice.


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                                If to the Companies:

                                        Central Sprinkler Corporation
                                        450 North Cannon Avenue
                                        Lansdale, PA 19446
                                        Attention: Albert T. Sabol
                                        FAX: 215-362-5385

                                If to the Advisor:

                                        Churchill Investment Partners, Inc.
                                        c/o CIP Capital L.P.
                                        20 Valley Stream Parkway
                                        Suite 265
                                        Malvern, PA 19355
                                        Attention: Winston J. Churchill
                                        FAX: 215-695-8388

         (h) Binding Effect; Assignability. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. This Agreement and the rights and obligations hereunder shall not be assignable or delegable by the parties hereto.

         (i) Indemnification. The Companies agree to indemnify the Advisor, the partners officers and directors of the Advisor, and their agents and affiliates against, and to save and hold them harmless from and in respect of, all (a) fees, costs and expenses paid in connection with, resulting from or relating to any claim, action or demand against any and all such indemnified parties that arise out of or in any way relate to the Companies, their properties, business, or affairs and (b) such claims, actions and demands and any losses or damages resulting from such claims, actions and demands, including amounts paid in settlement or compromise (if recommended by attorneys for the Companies) of any such claim, action or demand; provided, however, that this indemnity shall not extend to conduct of such indemnified parties not undertaken in good faith to promote the best interests of the Companies, nor to any wilful misconduct. If such an indemnified party seeks indemnification under this Agreement and the Companies challenge such party's right to indemnification, the Companies shall advance the amounts claimed hereunder to the indemnified party until a court of competent jurisdiction determines in a final judgment that the party is not entitled to indemnification hereunder, in which case the party receiving such advanced amounts shall return such amounts to the Companies to the extent specified in such judgment.

                                       -3-



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         (j) Entire Agreement. This Agreement sets forth the entire agreement between the parties relating to the subject matter hereof. Any and all prior agreements or arrangements entered into between the Companies and the Advisor, including the Consulting Agreement dated June 21, 1993 between the Companies and the Advisor, are hereby terminated and each of the parties hereto releases and discharges the other from any and all obligations and liabilities existing under or by reason of any such agreements. None of the terms, covenants or conditions hereof may be waived or amended except by a written instrument signed by the party to be charged therewith.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


CHURCHILL INVESTMENT PARTNERS,                 CENTRAL SPRINKLER
 INC.                                          CORPORATION

By: Winston J. Churchill                       By: X X X X X X
    ---------------------------                   -----------------------------

                                               CENTRAL SPRINKLER
                                               COMPANY

                                               By: X X X X X X
                                                  -----------------------------

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